                                                                   Exhibit 99(c)

                                    WACHOVIA

                                3rd Quarter 2001
                                Earnings Review

                                October 23, 2001

Third Quarter 2001
Financial Highlights                                                    WACHOVIA
--------------------------------------------------------------------------------

Versus 2Q 2001
--------------

 .    Core operating earnings of $0.61 per share excluding principal investing write-downs; $0.66 per share excluding the estimated impacts attributed to September 11th
     -    General Bank had an outstanding quarter, displaying continued
          improvement
          . Low cost core deposits grew 4% at former FTU, reflective of more profitable and stable deposit mix
     - Capital Management and Wealth Management temporarily affected by disruption in equity markets; Corporate and Investment
          Banking impacted by market declines
     -    Former First Union expenses, excluding amortization, declined by 3%
          and combined FTEs declined by 3,400 versus pro forma combined June level
     - Total NPLs, including those classified as held for sale, declined 4% from pro forma combined June results
 .    Recently completed a rigorous review of portfolios and reserves in light of precipitous decline in economy
     - Wrote down principal investing portfolio by $380 million after-tax or 20%, reflecting decline in equity markets and reduced liquidity and capital availability for non-public investments
     - Proactively managed merged loan portfolio including moving $1.5 billion in higher risk loans (88% performing) to AHFS

Purchase accounting adjustments                                          $102 million
Increase in reserve - portfolio realignment                              $100 million
Provision - loans transferred to AHFS or sold                            $230 million
                                                                         ------------
Total pre-tax economic cost                                                 $432 million }  Reflected in income
                                                                                                statement
Original Estimate                                                        $450 million


     - Increased net credit reserves by an additional $523 million from a June 30 pro forma combined level of $2.516 billion thereby raising allowance to NPLs to 202% and to loans to 1.79%

Third Quarter 2001                                                      WACHOVIA
Earnings Review
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Earnings Summary                                                                                           Third Quarter 2001
                                                                                                         ---------------------------
                                                                                                          After-Tax
                                                                                                           Earnings
(In millions)                                                                                              (Loss)        EPS
------------------------------------------------------------------------------------------------------------------------------------
Core cash operating earnings                                                                             $    775        0.70
Deposit base intangible amortization (Includes higher run-rate amortization for one month only)               (37)      (0.03) /(a)/
Goodwill amortization (related to former First Union, only until December 31, 2001)                           (60)      (0.06)
------------------------------------------------------------------------------------------------------------------------------------
  Core operating earnings                                                                                     678        0.61
Write-downs on principal investing portfolio                                                                 (380)      (0.34)
------------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                                                                                          298        0.27
------------------------------------------------------------------------------------------------------------------------------------
Merger-related, restructuring and other charges/gains
Merger-related and restructuring charges                                                                      (57)      (0.05)
Credit related charges                                                                                       (572)      (0.53)
Other charges, net                                                                                             (3)          -
------------------------------------------------------------------------------------------------------------------------------------
  Total merger-related, restructuring and other charges/gains                                                (632)      (0.58)
------------------------------------------------------------------------------------------------------------------------------------
  Net loss (GAAP)                                                                                        $   (334)      (0.31)
------------------------------------------------------------------------------------------------------------------------------------
/(a)/ Estimated full quarter amortization is $0.07 - 0.12 per share; the deposit base intangible valuation is preliminary and will be finalized in 4Q01.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Reconciliation to Third Quarter 2001 EPS Consensus Estimate
------------------------------------------------------------------------------------------------------------------------------------
Core operating earnings                                                                                               $  0.61
Estimated loss related to September 11                                                                                   0.05
------------------------------------------------------------------------------------------------------------------------------------
  Total                                                                                                               $  0.66
------------------------------------------------------------------------------------------------------------------------------------
First Call consensus estimate (as of October 18, 2001)                                                                $  0.66
Adjustment for previously disclosed estimate of deposit base intangible amortization                                    (0.02)
------------------------------------------------------------------------------------------------------------------------------------
  Total                                                                                                               $  0.64
------------------------------------------------------------------------------------------------------------------------------------

                                                                        WACHOVIA
September 11th Impact
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Estimated Lost Revenue and Losses Related to September 11th                After-Tax
(In millions)                                                                 Loss      EPS
--------------------------------------------------------------------------------------------
Losses related to World Trade Center trust operations                      $    13      0.01
Corporate and Investment Banking
   Estimated losses due to widening spreads on trading portfolio                14      0.01
   Lost revenues due to market disruption                                       20      0.02
Capital Management
   Four-day market closure effect on brokerage services                          8      0.01
--------------------------------------------------------------------------------------------
      Total estimated lost revenue and losses related to September 11th    $    55      0.05
--------------------------------------------------------------------------------------------

Key Points
 . The decline in interest rates accelerated by the events of September 11 contributed to a $1.2 billion increase in the unrealized gains in cash investment securities available for sale.

                                                                        WACHOVIA
Summary Operating Results
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------  -------------------
Operating Earnings Summary                                                 2001              2000
                                                -------------------------------  ----------------  3 Q 01           Estimated
                                                       Third    Second    First   Fourth    Third    vs      Contribution  From
(In millions, except per share data)            Quarter/(a)/   Quarter  Quarter  Quarter  Quarter  2 Q 01         WB        FTU
-----------------------------------------------------------------------------------------------------------  -------------------
Net interest income (Tax-equivalent)                 $ 1,974     1,742    1,734    1,757    1,860      13%        12         1%
Fee and other income                                   1,036     1,629    1,546    1,582    1,645     (36)         8       (44)
-----------------------------------------------------------------------------------------------------------  -------------------
  Total revenue (Tax-equivalent)                       3,010     3,371    3,280    3,339    3,505     (11)        10       (21)
Provision for loan losses                                244       223      219      192      142       9          6         3
Noninterest expense                                    2,310     2,169    2,138    2,132    2,328       7          9        (2)
-----------------------------------------------------------------------------------------------------------  -------------------
Income before income taxes (Tax-equivalent)              456       979      923    1,015    1,035     (53)        12       (65)
Income taxes (Tax-equivalent)                            158       330      313      334      333     (52)         7       (59)
-----------------------------------------------------------------------------------------------------------  -------------------
Net income                                           $   298       649      610      681      702     (54)%       15       (69)%
Net income (Cash basis)                              $   395       723      684      753      778     (45)%       17       (62)%
-----------------------------------------------------------------------------------------------------------  -------------------
Diluted earnings per common share                    $  0.27      0.66     0.62     0.69     0.71     (59)%        9       (68)%
Diluted earnings per common share (Cash basis)       $  0.36      0.73     0.69     0.76     0.79     (51)%       11       (62)%
Return on average common stockholders' equity           5.77%    16.19    15.64    15.36    15.76       -          -         -
Return on average tangible common
 stockholders' equity (Cash basis)                     11.36%    23.35    22.91    21.55    22.15       -          -         -
-----------------------------------------------------------------------------------------------------------  -------------------
/(a)/ Results include one month of the former Wachovia.
-----------------------------------------------------------------------------------------------------------  -------------------

Key Points
 . Provision matched charge-offs which included $50 million related to previously identified single, large credit
 . Focus on expenses continues; excluding the incremental expense base associated with the merger, expenses down 2%, cash expenses down 3%

Key Financial Measures                                                  WACHOVIA
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------- -------------------
Operating Basis Performance Highlights                                    2001                 2000    3 Q 01      Estimated
                                                 -----------------------------   ------------------
                                                     Third     Second    First    Fourth      Third      vs     Contribution From
(In millions, except per share data)               Quarter    Quarter  Quarter   Quarter    Quarter    2 Q 01      WB      FTU
-------------------------------------------------------------------------------------------------------------- -------------------
Cash operating earnings

Net income                                       $     395        723      684       753        778     (45)%      17       (62)%
Diluted earnings per common share                $    0.36       0.73     0.69      0.76       0.79     (51)       11       (62)
Return on average tangible assets                     0.60%      1.19     1.15      1.26       1.26       -         -         -
Return on average tangible common
   stockholders' equity                              11.36      23.35    22.91     21.55      22.15       -         -         -
Overhead efficiency ratio                            72.86%     62.06    62.80     61.46      64.17       -         -         -
Operating leverage                               $    (462)        59      (67)       31      (154)      nm %       -         - %
-------------------------------------------------------------------------------------------------------------- -------------------
Other financial data

Net interest margin                                   3.58%      3.41     3.42      3.46       3.52       - %       -         - %
Average diluted common shares (In thousands)     1,105,270    978,185  975,847   990,445    986,763      13        13         -
Actual common shares (In thousands)              1,360,996    979,205  981,268   979,963    986,004      39        40        (1)
Dividends paid per common share                  $    0.24       0.24     0.24      0.48       0.48       -         -         -
Dividend payout ratio                                89.45%     36.36    38.71     69.57      67.42       -         -         -
Book value per common share                      $   20.94      16.49    16.39     15.66      15.00      27         -         -
Tier 1 capital ratio (a)                              6.70%      7.37     7.18      7.02       7.00       -         -         -
Total capital ratio (a)                              10.74      11.45    11.33     11.19      11.32       -         -         -
Leverage ratio (a)                                    7.24%      6.00     5.88      5.92       5.73       - %       -         - %
-------------------------------------------------------------------------------------------------------------- -------------------
Other

FTE employees                                       84,719     67,420   69,362    70,639     70,533      26 %      30        (4)%
-------------------------------------------------------------------------------------------------------------- -------------------
  (a) The third quarter of 2001 is based on estimates.
-------------------------------------------------------------------------------------------------------------- -------------------

Key Points

 . Average diluted shares affected by the addition of merger-related higher share count for one month

 . Period-end shares reflect 407.4 million shares issued in connection with the merger, less 16.5 million retirement of Wachovia-owned FTU shares and 10 million shares in the settlement of an equity forward

 . FTEs declined by 3,378 from a combined June 30 level of 88,097, reflecting a continued focus on efficiency as well as the effect of former Wachovia's divested card businesses and the hiring freeze put in place as a result of the merger

Tier 1 Capital                                                          WACHOVIA
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------
Tier 1 Capital

                                                                                                 Tier 1
                                                                             ---------------------------
(In millions)                                                                   Capital           Ratio
--------------------------------------------------------------------------------------------------------
First Union as reported June 30, 2001                                         $   14,631          7.37%
Impact of merger with Wachovia (-34 bps due to fair value adjustments)             5,537          2.01
Retirement of First Union stock                                                     (568)        (0.21)
Settlement of equity forward contract (previously scheduled for Q4)                 (547)        (0.20)
Principal investing write-down                                                      (380)        (0.14)
Credit actions                                                                      (572)        (0.21)
Dividend                                                                            (237)        (0.09)
Core operating earnings                                                              678          0.25
Merger-related, restructuring and other charges, net                                 (60)        (0.02)
Increase in risk weighted assets                                                       -         (2.06)
--------------------------------------------------------------------------------------------------------
As of September 30, 2001 (estimated)                                          $   18,482          6.70%
--------------------------------------------------------------------------------------------------------

Key Points

 . $523 million increase in allowance over the June 30, 2001 pro forma level has no effect on total regulatory capital

Net Interest Income                                                     WACHOVIA
--------------------------------------------------------------------------------


   Interest Income Summary                                              2001                   2000
                                            --------------------------------  ---------------------    3 Q 01        Estimated
                                                Third      Second      First       Fourth     Third      vs      Contribution From
   (In millions)                              Quarter     Quarter    Quarter      Quarter   Quarter    2 Q 01        WB    FTU
-------------------------------------------------------------------------------------------------------------    -----------------
   Average earning assets                  $  219,672     204,673    203,720      202,606   211,089         7 %       9     (2)%
   Average interest-bearing liabilities       198,322     185,224    183,995      181,832   190,146         7         9     (2)
-------------------------------------------------------------------------------------------------------------    -----------------
   Interest income (Tax-equivalent)             3,988       3,851      4,057        4,289     4,491         4         9     (5)
   Interest expense                             2,014       2,109      2,323        2,532     2,631       (5)         6    (11)
-------------------------------------------------------------------------------------------------------------    -----------------
     Net interest income (Tax-equivalent)  $    1,974       1,742      1,734        1,757     1,860        13 %      12       1%
-------------------------------------------------------------------------------------------------------------    -----------------
   Rate earned                                   7.23 %      7.54       8.03         8.44      8.48         -         -       -
   Equivalent rate paid                          3.65        4.13       4.61         4.98      4.96         -         -       -
-------------------------------------------------------------------------------------------------------------    -----------------
     Net interest margin                         3.58 %      3.41       3.42         3.46      3.52         -         -       -
-------------------------------------------------------------------------------------------------------------    -----------------


Key Points

 . Approximately two thirds of the higher margin related to improvement at former
  First Union and one third to the addition of the former Wachovia

                                                                        WACHOVIA
Fee and Other Income
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------  -------------------
Fee and Other Income                                        2001                2000
                                     ---------------------------   -----------------  3 Q 01         Estimated
                                       Third    Second     First    Fourth     Third    vs    Contribution  From
(In millions)                        Quarter   Quarter   Quarter   Quarter   Quarter  2 Q 01       WB        FTU
--------------------------------------------------------------------------------------------  -------------------
Service charges and fees             $   541       486       468       481       508    11 %       12        (1)%
Commissions                              356       389       375       383       365    (8)         4       (12)
Fiduciary and asset management fees      400       384       381       387       384     4          7        (3)
Advisory, underwriting and other
 investment banking fees                 177       238       198       187       148   (26)         4       (30)
Principal investing                     (585)      (58)      (43)      (43)       34    nm          -         -
Other income                             147       190       167       187       206   (23)        11       (34)
--------------------------------------------------------------------------------------------  -------------------
    Total fee and other income       $ 1,036     1,629     1,546     1,582     1,645   (36)%        8       (44)%
--------------------------------------------------------------------------------------------  -------------------

Key Points
 . $1.6 billion in fees earned excluding principal investing write-downs
 . Solid sales of annuities, fluctuating funds and money market funds dampened by lower equity valuations and mix change
 . Strong mortgage and home equity-related income helped to offset securities losses of approximately $35 million

                                                                        WACHOVIA
Noninterest Expense
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------  -----------------
Noninterest Expense                                               2001              2000
                                           ---------------------------  ----------------  3 Q 01      Estimated
                                              Third    Second    First   Fourth    Third    vs    Contribution From
(In millions)                               Quarter   Quarter  Quarter  Quarter  Quarter  2 Q 01       WB     FTU
------------------------------------------------------------------------------------------------  -----------------
Salaries and employee benefits             $  1,374     1,363    1,329    1,243    1,381     1%         8     (7)%
Occupancy                                       176       155      163      150      157    14          9      5
Equipment                                       214       198      205      221      213     8         10     (2)
Advertising                                      15        11        9       16       14    36         36      -
Communications and supplies                     117       111      110      123      117     5          9     (4)
Professional and consulting fees                 79        69       73       97       87    14         12      2
Goodwill and other intangible amortization      117        77       78       80       79    52         51      1
Sundry expense                                  218       185      171      202      280    18          2     16
------------------------------------------------------------------------------------------------  -----------------
   Total noninterest expense               $  2,310     2,169    2,138    2,132    2,328     7%         9     (2)%
------------------------------------------------------------------------------------------------  -----------------
FTE employees                                84,719    67,420   69,362   70,639   70,533    26%        30     (4)%
Overhead efficiency ratio (Cash basis)        72.86%    62.06    62.80    61.46    64.17     -          -      -
------------------------------------------------------------------------------------------------  -----------------

Key Points
 . Former First Union cash expenses (i.e. excluding amortization) down 3% to
  $2.029 billion
 . Increased deposit base intangible amortization as a result of the merger
 . Sundry expense includes $13 million of losses associated with operations at the World Trade Center

Consolidated Results
Operating Summary                                                       WACHOVIA
--------------------------------------------------------------------------------


Wachovia Corporation
Performance Summary
(In millions)
                                                                                           Three Months Ended September 30, 2001
                                         ---------------------------------------------------------------------------------------
                                            General      Capital       Wealth       Corporate and
                                               Bank   Management   Management  Investment Banking       Parent      Consolidated
Income statement data
---------------------
Net interest income (Tax-equivalent)     $    1,280           33           61                 498          102             1,974
Fee and other income                            444          655          100                (250)          87             1,036
Intersegment revenue                             30          (12)           -                 (15)          (3)                -
--------------------------------------------------------------------------------------------------------------------------------
   Total revenue (Tax-equivalent)             1,754          676          161                 233          186             3,010
Provision for loan losses                        98            -            2                 126           18               244
Noninterest expense                           1,023          573          115                 479          120             2,310
Income taxes (Tax-equivalent)                   222           36           15                (165)          50               158
--------------------------------------------------------------------------------------------------------------------------------
   Operating earnings                    $      411           67           29                (207)          (2)              298

Performance and other data
--------------------------
Economic profit                          $      285           42           21                (356)          44                36
Risk adjusted return on capital (RAROC)       37.31 %      31.54        46.57              (10.58)       23.29             13.05
Economic capital                         $    4,465          848          236               6,267        1,576            13,392
Cash overhead efficiency ratio                57.77 %      84.72        71.08                  nm        11.51             72.86
Average loans, net                       $   76,590          269        5,680              42,076        8,411           133,026

Average core deposits                    $  110,755        1,535        7,328              10,499        2,086           132,203

General Bank
Operating Summary                                                       WACHOVIA
--------------------------------------------------------------------------------



General Bank
                                                                       2001                  2000
                                          ---------------------------------    ------------------      3 Q 01         Estimated
Performance Summary                            Third      Second      First     Fourth      Third        vs       Contribution From
(In millions)                                Quarter     Quarter    Quarter    Quarter    Quarter      2 Q 01         WB     FTU
-----------------------------------------------------------------------------------------------------------------------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)      $    1,280       1,140      1,085      1,104      1,106         12  %
Fee and other income                             444         388        341        355        352         14          12      2  %
Intersegment revenue                              30          27         25         25         24         11
-----------------------------------------------------------------------------------------------------------------------------------
  Total revenue (Tax-equivalent)               1,754       1,555      1,451      1,484      1,482         13
Provision for loan losses                         98          98        100         74         51          -
Noninterest expense                            1,023         936        907        977        933          9          11     (2) %
Income taxes (Tax-equivalent)                    222         178        153        147        170         25
-----------------------------------------------------------------------------------------------------------------------------------
  Operating earnings                      $      411         343        291        286        328         20  %

Performance and other data
---------------------------
Economic profit                           $      285         256        220        190        220         11  %
Risk adjusted return on capital (RAROC)        37.31 %     39.85      37.55      32.53      35.98          -
Economic capital                          $    4,465       3,691      3,494      3,689      3,652         21
Cash overhead efficiency ratio                 57.77 %     59.29      61.49      64.89      61.98          -
Average loans, net                        $   76,590      65,462     63,213     61,735     60,029         17          15      2  %
Average core deposits                     $  110,755      99,388     98,376     98,184     97,186         11  %       11      -  %


Key Points

 . Excluding former Wachovia, solid fee and other income growth was up 8%
  annualized, and expenses declined 8% annualized
 . Deposits up 11%, on strong growth of 4% of former First Union low cost core deposits (DDA, interest checking, savings, money market accounts) reflecting our pursuit of a more profitable deposit mix
 . Cash overhead efficiency ratio below 60% for the second consecutive quarter

General Bank
Key Operating Measures                                                  WACHOVIA
--------------------------------------------------------------------------------

General Bank Key Metrics                                               2001                2000
                                             ------------------------------   -----------------
                                                                                                    3 Q 01         Estimated
                                               Third      Second      First    Fourth     Third       vs       Contribution From
                                             Quarter     Quarter    Quarter   Quarter   Quarter     2 Q 01        WB     FTU
-----------------------------------------------------------------------------------------------------------  --------------------
Customer overall satisfaction score /(a)/       6.33        6.32       6.29      6.27      6.22       -  %         -       - %
Mystery Customer Profile scores /(b)/          90.01%      88.77      88.29     86.81     85.61       -            -       -
Online customers (In thousands)                3,810       2,903      2,640     2,367     2,149      31           25       6
Financial centers                              2,795       2,162      2,164     2,193     2,253      29           30      (1)
ATMs                                           4,698       3,419      3,676     3,772     3,831      37  %        40      (3)%
-----------------------------------------------------------------------------------------------------------  --------------------
/(a)/ Gallup survey measured for customers of former First Union only; on a 1-7 scale; 6.4 = "best in class".
/(b)/ Customer Service Profile measured for customers of former Wachovia only;
      perfect score of 100%.
-----------------------------------------------------------------------------------------------------------  --------------------

Key Points

 .   Former FTU Financial Centers recorded 10th consecutive quarterly increase in customer satisfaction scores
 .   Former Wachovia Mystery Customer Profile scores improved for the 6th consecutive quarter; "best in class" 92%
 .   Customer attrition remains stable at 13.3%, industry average estimated to be in the mid-to-high teens
 .   Online customers grew by 907,000 reflecting the effects of the merger and continued growth

Capital Management                                                      WACHOVIA
Operating Summary
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------  -----------------
                                                                2001                2000
Capital Management                       ---------------------------   -----------------   3 Q 01        Estimated
Performance Summary                        Third    Second     First    Fourth     Third     vs      Contribution From
(In millions)                            Quarter   Quarter   Quarter   Quarter   Quarter   2 Q 01         WB    FTU
---------------------------------------------------------------------------------------------------  -----------------
Income statement data
---------------------
Net interest income (Tax-equivalent)     $    33        30        32        40        38       10%
Fee and other income                         655       693       685       692       681       (5)         3     (8)%
Intersegment revenue                         (12)      (12)      (11)      (12)      (12)       -
---------------------------------------------------------------------------------------------------  -----------------
    Total revenue (Tax-equivalent)           676       711       706       720       707       (5)
Provision for loan losses                      -         -         -         -         -        -
Noninterest expense                          573       583       575       574       576       (2)         4     (6)%
Income taxes (Tax-equivalent)                 36        44        45        49        44      (18)
---------------------------------------------------------------------------------------------------  -----------------
    Operating earnings                   $    67        84        86        97        87      (20)%
---------------------------------------------------------------------------------------------------  -----------------

---------------------------------------------------------------------------------------------------  -----------------
Performance and other data
--------------------------
Economic profit                          $    42        59        62        72        61      (29)%
Risk adjusted return on capital (RAROC)    31.54%    41.26     42.34     46.09     40.91        -
Economic capital                         $   848       817       823       836       844        4
Cash overhead efficiency ratio             84.72%    82.04     81.37     79.65     81.40        -
Average loans, net                       $   269       110       129       104        84       nm         17     nm%
Average core deposits                    $ 1,535     1,609     1,827     2,142     2,356       (5)%        1     (6)%
---------------------------------------------------------------------------------------------------  -----------------

Key Points
 . Balanced model continues to provide solid performance in difficult market conditions
 . Strong product sales through multiple distribution channels
  -- Record $1.2 billion total annuity sales, driven by $668 million in-bank sales, up $91 million from 2Q01
  -- Record $2.2 billion gross fluctuating mutual fund sales
 . Continued focus on expense control evident

Capital Management Key Operating Measures                               WACHOVIA
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------  -------------------
Capital Management Key Metrics                                        2001                   2000
                                            -------------------------------     ------------------   3 Q 01       Estimated
                                                Third     Second      First      Fourth      Third     vs     Contribution From
(In millions)                                 Quarter    Quarter    Quarter     Quarter    Quarter   2 Q 01       WB       FTU
-----------------------------------------------------------------------------------------------------------  -------------------
Separate account assets                     $ 124,592     81,879     81,576      85,933     87,922     52 %       45         7%
Mutual fund assets                            101,749     90,279     86,767      84,797     85,223     13         11         1
-----------------------------------------------------------------------------------------------------------  -------------------
   Total assets under management/(a)/       $ 226,341    172,158    168,343     170,730    173,145     31         27         4
-----------------------------------------------------------------------------------------------------------  -------------------
Gross fluctuating mutual fund sales         $   2,213      1,981      1,983       1,762      1,819     12          2        10
-----------------------------------------------------------------------------------------------------------  -------------------
Assets under care (Excluding AUM)/(b)/      $ 488,537    499,847    489,380     485,516    500,962     (2)         4        (6)
-----------------------------------------------------------------------------------------------------------  -------------------
Registered representatives (Actual)             8,139      7,706      7,784       7,459      7,342      6          8        (2)
Brokerage offices (Actual)                      3,390      2,690      2,695       2,568      2,623     26 %       26         -%
-----------------------------------------------------------------------------------------------------------  -------------------
/(a)/ Includes $80 billion in assets managed for Wealth Management which are also reported in that segment.
/(b)/ Includes $22 billion in assets held for Wealth Management which are also reported in that segment.
-----------------------------------------------------------------------------------------------------------  -------------------

Key Points
 . 4% growth in assets under management produced by former First Union
 . $47 billion added to assets under management by former Wachovia
 . $102 billion in mutual funds with strong net fluctuating fund flows of $400 million driven by fixed income

Wealth Management
Operating Summary                                                       WACHOVIA
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------  -----------------
Wealth Management                                                         2001                   2000   3 Q 01          Estimated
                                            ------------------------------------   -------------------
Performance Summary                                Third      Second      First     Fourth      Third     vs       Contribution From
(In millions)                                    Quarter     Quarter    Quarter    Quarter    Quarter   2 Q 01        WB     FTU
-----------------------------------------------------------------------------------------------------------------  -----------------
Income statement data
---------------------
Net interest income (Tax-equivalent)        $       61           48         46          47         47       27  %
Fee and other income                               100           79         79          84         79       27        22       5   %
Intersegment revenue                                 -            -          -           -          -        -
-----------------------------------------------------------------------------------------------------------------  -----------------
   Total revenue (Tax-equivalent)                  161          127        125         131        126       27
Provision for loan losses                            2            -          -           -          -        -
Noninterest expense                                115           84         83          84         80       37        27      10   %
Income taxes (Tax-equivalent)                       15           14         15          16         16        7
-----------------------------------------------------------------------------------------------------------------  -----------------
   Operating earnings                       $       29           29         27          31         30        -  %
-----------------------------------------------------------------------------------------------------------------  -----------------
Performance and other data
--------------------------
Economic profit                             $       21           22         21          25         24      (5)  %
Risk adjusted return on capital (RAROC)          46.57 %      65.29      64.07       72.41      71.65        -
Economic capital                            $      236          169        163         164        161       40
Cash overhead efficiency ratio                   71.08 %      65.12      66.57       63.82      63.35        -
Average loans, net                          $    5,680        4,449      4,368       4,319      4,211       28        26       2   %
Average core deposits                       $    7,328        6,367      6,176       5,737      5,579       15  %     15       -   %
-----------------------------------------------------------------------------------------------------------------  -----------------

Key Points

 .  New segment created which includes personal trust, private client and insurance (property & casualty and high net worth life)
 . Fee income stable in difficult markets and showed strength in service charges and insurance commissions

                                                                        WACHOVIA
Wealth Management Key Operating Measures
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------  -------------------
Wealth Management Key Metrics                                         2001                2000     3 Q 01       Estimated
                                           -------------------------------   -----------------
                                             Third       Second      First    Fourth     Third       vs     Contribution From

(Dollars in millions)                      Quarter      Quarter    Quarter   Quarter   Quarter     2 Q 01     WB        FTU
---------------------------------------------------------------------------------------------------------  -------------------
Total assets under management /(a)/        $ 80,100      48,100     47,900    52,500    53,200       67%      74        (7)%
PCM/PFA client relationships (Actual)        87,930      52,500     52,450    52,400    52,400       67       67         -
Wealth Management advisors (Actual)             936         552        558       556       540       70%      70         -%
---------------------------------------------------------------------------------------------------------  -------------------
/(a)/ These assets are managed by and reported in Capital Management.
---------------------------------------------------------------------------------------------------------  -------------------

Key Points

 . Customer retention in the integrated advisory model remains excellent
 . Advisor retention remains strong and is bolstered with the addition of 100 new hires in the past six months

                                                                        WACHOVIA
Corporate & Investment Banking
Operating Summary
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------- -------------------
Corporate and Investment Banking                                      2001                 2000      3 Q 01
                                              ----------------------------   ------------------       vs            Estimated
Performance Summary                             Third     Second     First    Fourth      Third               Contribution From
(In millions)                                 Quarter    Quarter   Quarter   Quarter    Quarter      2 Q 01     WB       FTU
----------------------------------------------------------------------------------------------------------- -------------------
Income statement data
---------------------
Net interest income (Tax-equivalent)          $   498        468       445       440       417          6%
Fee and other income                             (250)       334       314       268       362         nm       7        nm%
Intersegment revenue                              (15)       (15)      (12)      (13)      (12)         -
----------------------------------------------------------------------------------------------------------- -------------------
  Total revenue (Tax-equivalent)                  233        787       747       695       767        (70)
Provision for loan losses                         126         93        70       124        83         35
Noninterest expense                               479        498       461       411       486         (4)      6       (10)%
Income taxes (Tax-equivalent)                    (165)        43        53       (27)       47         nm
----------------------------------------------------------------------------------------------------------- -------------------
  Operating earnings                          $  (207)       153       163       187       151         nm %
----------------------------------------------------------------------------------------------------------- -------------------
Performance and other data
--------------------------
Economic profit                               $  (356)        (2)       (6)       51        (9)        nm %
Risk adjusted return on capital (RAROC)        (10.58)%    11.89     11.60     15.31     11.44          -
Economic capital                              $ 6,267      6,012     6,182     6,162     6,048          4
Cash overhead efficiency ratio                     nm%     60.39     59.02     50.24     60.89          -
Average loans, net                            $42,076     41,145    42,751    41,770    42,017          2       9        (7)%
Average core deposits                         $10,499     10,200     9,456     9,232     9,086          3%      8        (5)%
----------------------------------------------------------------------------------------------------------- -------------------

Key Points

 . Total revenues excluding principal investing were $826 million
 . Provision increased primarily due to one large account
 . Decreased expenses reflect lower incentive-based compensation and strong cost controls
 . Excluding former Wachovia, loans down 7% due to portfolio management actions

Principal Investing Portfolio*                                          WACHOVIA
--------------------------------------------------------------------------------

 .    Total net write-downs of $380 million after-tax taken in 3Q01

     -    Results based on a comprehensive review of the entire portfolio

 .    Resulted in 25% write-down of total equity balances; 20% overall

 .    80% of direct 3Q01 portfolio write-downs attributable to 1999 and 2000 investments

 .    70% of direct 3Q01 portfolio write-downs attributable to investments in the tech and telecom sectors

 .    YTD gross after-tax charges of $560 million addresses change in the tech/telecom sectors, equity markets and economic outlook

 .    Total principal investing portfolio balance at quarter-end (including former Wachovia balances) was $2.5 billion





*    See appendix for additional information


Loan and Deposit Growth                                                 WACHOVIA
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------  --------------------
   Average Balance Sheet Data                                        2001                     2000     3 Q 01
                                          ---------------------------------   ---------------------                  Estimated
                                             Third       Second      First     Fourth        Third       vs      Contribution From
   (In millions)                           Quarter      Quarter    Quarter    Quarter      Quarter     2 Q 01     WB         FTU
--------------------------------------------------------------------------------------------------------------  --------------------
Commercial loans                          $ 83,633       76,378     77,270     76,253       75,380        9 %     13         (4)%
Consumer loans                              49,393       42,834     42,580     43,840       48,095       15       14          1
--------------------------------------------------------------------------------------------------------------  --------------------
  Total loans                              133,026      119,212    119,850    120,093      123,475       12 %     14         (2)%
--------------------------------------------------------------------------------------------------------------  --------------------
Core interest-bearing deposits             102,285       91,654     91,149     91,069       89,637       12 %     11          1 %
Noninterest-bearing deposits                29,918       27,381     27,043     27,875       28,437        9       10         (1)
--------------------------------------------------------------------------------------------------------------  --------------------
  Total core deposits                      132,203      119,035    118,192    118,944      118,074       11       11         --
Foreign and other time deposits             18,015       17,944     19,090     19,385       25,038       --        6         (6)
--------------------------------------------------------------------------------------------------------------  --------------------
  Total deposits                          $150,218      136,979    137,282    138,329      143,112       10 %     10         -- %
--------------------------------------------------------------------------------------------------------------  --------------------

Key Points

 .    Core deposits reflect run-off of higher cost CDs replaced with lower cost transaction and money market accounts

                                                                        WACHOVIA
Asset Quality
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------ -------------------
Asset Quality                                                                  2001             2000  3 Q 01      Estimated
                                                           Third   Second     First   Fourth   Third    vs    Contribution From
(In millions)                                            Quarter  Quarter   Quarter  Quarter Quarter  2 Q 01    WB        FTU
------------------------------------------------------------------------------------------------------------ -------------------
Nonperforming assets

Nonaccrual loans                                         $ 1,506    1,223     1,231    1,176     854    23%     21         2%
Foreclosed properties                                        126      104       106      103      97    21      28        (7)
------------------------------------------------------------------------------------------------------------ -------------------
  Total nonperforming assets                             $ 1,632    1,327     1,337    1,279     951    23%      7        16%
------------------------------------------------------------------------------------------------------------ -------------------
as % of loans, net and foreclosed properties                0.96%    1.08      1.09     1.03    0.77     -       -         -
------------------------------------------------------------------------------------------------------------ -------------------
Nonperforming loans in assets held for sale              $   273      250       344      334     349     9      31       (22)
------------------------------------------------------------------------------------------------------------ -------------------
  Total nonperforming assets in loans
     and in assets held for sale                         $ 1,905    1,577     1,681    1,613   1,300    21%     23        (2)%
------------------------------------------------------------------------------------------------------------ -------------------
as % of loans, net, foreclosed properties and
  loans in other assets as held for sale                    1.08%    1.23      1.30     1.22    0.98     -       -         -
------------------------------------------------------------------------------------------------------------ -------------------
Allowance for loan losses

Balance, beginning of period                             $ 1,760    1,759     1,722    1,720   1,706     -%      -         -%
Former Wachovia balance, September 1, 2001                   766        -         -        -       -     -       -         -
Loan losses, net                                            (243)    (157)     (159)    (192)   (142)   55       8        47
Allowance relating to loans transferred or sold             (368)     (65)      (23)       2    (166)   nm       -         -
Provision for loan losses related to loans transferred       230       36        15        -     120    nm       -         -
Provision for loan losses                                    894      187       204      192     202    nm       -         -
------------------------------------------------------------------------------------------------------------ -------------------
Balance, end of period                                   $ 3,039    1,760     1,759    1,722   1,720    73%     45        28%
------------------------------------------------------------------------------------------------------------ -------------------
as % of loans, net                                          1.79%    1.44      1.43     1.39    1.39     -       -         -
as % of nonaccrual and restructured loans /(a)/              202      144       143      146     202     -       -         -
as % of nonperforming assets /(a)/                           186%     133       132      135     181     -       -         -
------------------------------------------------------------------------------------------------------------ -------------------
Loan losses, net                                         $   243      157       159      192     142    55%      8        47%

Commercial, as % of average commercial loans                0.85%    0.55      0.56     0.80    0.53     -       -         -
Consumer, as % of average consumer loans                    0.53     0.48      0.48     0.36    0.35     -       -         -
Total, as % of average loans, net                           0.73%    0.52      0.53     0.64    0.46     -       -         -
------------------------------------------------------------------------------------------------------------ -------------------

/(a)/ These ratios do not include nonperforming loans included in other assets as held for sale. Loans
90 days past due were $310 million, $213 million, $220 million, $183 million and $145 million in the third, second and first quarters of 2001 and in the fourth and third quarters of 2000, respectively.
------------------------------------------------------------------------------------------------------------ -------------------

Key Points

 . NPAs declined to $1.905 billion from a June 30 combined level of $1.978 billion, reflecting a decrease of $73 million, or 4%, former Wachovia NPAs amounted to $401 million as of June 30, 2001
 .  Allowance increased by $523 million over pro forma 6/30 balance of $2.516 billion, totaling 1.79% of loans and 202% of NPLs
 . Provision for loan losses exceeded net loan losses by $880 million, $230 related to loans transferred to assets held for sale or sold

                                                                        WACHOVIA
Nonperforming Loans
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------  -------------------
Nonperforming Loans/(a)/                                                    2001               2000   3 Q 01       Estimated
                                                   -----------------------------  -----------------
                                                       Third    Second     First   Fourth     Third     vs     Contribution From
(In millions)                                        Quarter   Quarter   Quarter  Quarter   Quarter   2 Q 01     WB        FTU
------------------------------------------------------------------------------------------------------------  -------------------
Balance, beginning of period                       $   1,223     1,231     1,176      854       791    (1)%      (8)        8%
------------------------------------------------------------------------------------------------------------  -------------------
Commercial nonaccrual loan activity

Commercial nonaccrual loans, beginning of period       1,088     1,026       939      654       621      6        -         -
Former Wachovia balance, September 1, 2001               209         -         -        -         -      -        -         -
------------------------------------------------------------------------------------------------------------  -------------------
  New nonaccrual loans and advances                      376       361       314      532       280      4        -         -
  Charge-offs                                           (193)     (125)     (125)    (166)     (111)    54        -         -
  Transfers (to) from assets held for sale               (20)        -         -       11       (46)     -        -         -
  Transfers (to) from other real estate owned             (5)        -         -        -         -      -        -         -
  Sales                                                  (36)      (50)         -     (15)        -    (28)       -         -
  Other, principally payments                           (103)     (124)     (102)     (77)      (90)   (17)       -         -
------------------------------------------------------------------------------------------------------------  -------------------
Net commercial nonaccrual loan activity                   19        62        87      285        33     nm        -         -
------------------------------------------------------------------------------------------------------------  -------------------
Commercial nonaccrual loans, end of period             1,316     1,088     1,026      939       654     21       nm        nm
------------------------------------------------------------------------------------------------------------  -------------------
Consumer nonaccrual loan activity

Consumer nonaccrual loans, beginning of period           135       205       237      200       170    (34)       -         -
Former Wachovia balance, September 1, 2001                33         -         -        -         -      -        -         -
------------------------------------------------------------------------------------------------------------  -------------------
  Transfers (to) from assets held for sale               (53)     (123)      (90)       -         -    (57)       -         -
  Other, net                                              75        53        58       37        30     42        -         -
------------------------------------------------------------------------------------------------------------  -------------------
Net consumer nonaccrual loan activity                     22       (70)      (32)      37        30     nm        -         -
------------------------------------------------------------------------------------------------------------  -------------------
Consumer nonaccrual loans, end of period                 190       135       205      237       200     41       nm        nm
------------------------------------------------------------------------------------------------------------  -------------------
Balance, end of period                             $   1,506     1,223     1,231    1,176       854     23%      15         8%
------------------------------------------------------------------------------------------------------------  -------------------

/(a)/ Excludes nonperforming loans included in assets held for sale, which in the third, second and first quarters of 2001 and in the fourth and third quarters of 2000 were $273 million, $250 million, $344 million,
$334 million and $349 million, respectively, and foreclosed properties.
------------------------------------------------------------------------------------------------------------  -------------------

Key Points

 . New nonaccrual loans relatively flat despite increased levels associated with addition of former Wachovia portfolio

 . Transferred to assets held for sale or sold $114 million of nonperforming loans ($20 + $5 + $36 + $53)

                                                                        WACHOVIA
Loans Held for Sale
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Loans Held for Sale/(a)/                                                                    2001                2000
                                                                     ---------------------------   ------------------
                                                                       Third    Second     First    Fourth     Third
(In millions)                                                        Quarter   Quarter   Quarter   Quarter   Quarter
---------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                         $ 5,963     6,790     8,146     9,091    10,636
Former Wachovia balance as of September 1, 2001/(b)/                     297         -         -         -         -
Originations                                                           4,955     5,279     4,773     2,701     2,495
Performing loans transferred to (from) assets held for sale, net       1,351      (189)      192      (556)      658
Nonperforming loans transferred to (from) assets held for sale, net       79       128        90         -        37
Allowance for loan losses related to loans transferred to
    assets held for sale/(c)/                                           (262)      (40)      (23)        2      (166)
Lower of cost or market valuation adjustments                            (15)      (35)      (80)     (144)      (46)
Performing loans sold                                                 (5,177)   (5,535)   (5,910)   (2,402)   (4,325)
Nonperforming loans sold                                                 (88)     (130)      (45)      (91)      (18)
Other, net/(d)/                                                         (266)     (305)     (353)     (455)     (180)
---------------------------------------------------------------------------------------------------------------------
Balance, end of period/(e)/                                          $ 6,837     5,963     6,790     8,146     9,091
---------------------------------------------------------------------------------------------------------------------
/(a)/ All activity reflects two months of former First Union and one month of the combined organization, and excludes other real estate owned.
/(b)/ Beginning balance and transfers of former Wachovia loans to assets held for sale are shown net of $82 million allowance for loan losses on these loans and $102 million purchase accounting adjustment.
/(c)/ Excludes $82 million of allowance associated with former Wachovia loans and $24 million of allowance and provision associated with loans sold directly out of the loan portfolio.
/(d)/ Other, net represents primarily loan payments.
/(e)/ Former First Union nonperforming loans included in assets held for sale in the third, second and first quarters of 2001 and in the fourth and third quarters of 2000 were $195 million, $250 million, $344 million, $334 million and $349 million, respectively. The former Wachovia balance as of September 30, 2001, included nonperforming loans of $78 million.
---------------------------------------------------------------------------------------------------------------------

Key Points
 . Proactively moved $1.5 billion of overlapping and higher risk loans to held for sale including $626 million of former Wachovia loans; $1.4 billion were performing loans
 . Cost totaled $332 million - $230 million provision, $102 million in purchase accounting adjustments; additionally utilized existing reserves of $138 million
 . Sold $5.2 billion of performing and $88 million of nonperforming loans

Merger Update                                                          Wachovia



   Merger Integration Metrics                                          Target Goal
                                                   -------------------------------
                                                      2002        2003        2004
-------------------------------------------------------------------------------------------------
   Customer satisfaction scores                   TBD 2Q02
   New/Lost ratio /(a)/                           TBD 2Q02
-------------------------------------------------------------------------------------------------
                                               3Q           Cumulative         % of
                                             2001                Total     Estimate        Goal
-------------------------------------------------------------------------------------------------

Expense efficiencies /(b)/ (In millions)  $    12             $     24            3%  $     890
One-time charges (In millions)            $   147             $    147           10   $   1,525/(d)/
Position reductions/(c)/                      863                1,315           19       7,000
Branch consolidations                           -                    -            -%    250-300

--------------------------------------------------------------------------------
/(a)/ New core customers gained divided by core customers lost. Core customers exclude single-service credit card, mortgage and trust customers and out of footprint customers.

/(b)/ Expense efficiencies calculated from annualized pro forma 4Q00 base (excluding commissions, incentives, amortization and restructuring or merger costs).

/(c)/ Represents change in FTE position from pro forma combined December 31, 2000, base of 84,776 and excludes divested businesses and the impact of strategic repositioning.

/(d)/ Includes $75 million of unanticipated costs associated with hostile takeover attempt.
--------------------------------------------------------------------------------

Key Points

 . Will report consolidated customer satisfaction scores and customer attrition beginning 2Q02; will provide target goals at that time

 . Completed re-due diligence effort supports expense efficiencies and one-time costs

 . Position reduction of 1,315 largely related to hiring freeze

 . Data centers decided

 . Non-customer ATM fees waived for former WB and FTU customers in combined network

 . System Selection Process: 800 applications analyzed and final decisions completed October 17

 . Top 3 tiers of leadership (approximately 1,100 executives) decisioned and in position by October 30

 . Expense policy integration; new policies in place by end of October, implementation November 1

 . Original estimate of $1.45 billion in one-time charges increased by $75 million to cover unanticipated costs for both former Wachovia and former First Union associated with hostile takeover attempt

--------------------------------------------------------------------------------
                                                                              23

                                                                        WACHOVIA
Merger Update
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Merger-Related, Restructuring and Other Charges/Gains (Income Statement Impact)                                           2001
                                                                                                                  ------------------
                                                                                                                         Third
(In millions)                                                                                                           Quarter
------------------------------------------------------------------------------------------------------------------------------------
Merger-related and restructuring charges
Personnel and employee termination benefits                                                                   $             43
Occupancy and equipment                                                                                                      -
Contract cancellations and system conversions                                                                                -
Other                                                                                                                       39
------------------------------------------------------------------------------------------------------------------------------------
       Total First Union/ Wachovia merger-related and restructuring charges                                                 82
------------------------------------------------------------------------------------------------------------------------------------
Merger-related charges from previously announced mergers                                                                     3
------------------------------------------------------------------------------------------------------------------------------------
          Total merger-related and restructuring charges                                                                    85
------------------------------------------------------------------------------------------------------------------------------------
Other charges/gains

Provision for loan losses/(a)/                                                                                             880
Other charges, net                                                                                                           4
------------------------------------------------------------------------------------------------------------------------------------
          Total other charges/gains                                                                                        884
------------------------------------------------------------------------------------------------------------------------------------
          Total merger-related, restructuring and other charges/gains                                                      969
Income tax benefits                                                                                                       (337)
------------------------------------------------------------------------------------------------------------------------------------
     After-tax merger-related, restructuring and other charges/gains                                          $            632
------------------------------------------------------------------------------------------------------------------------------------

/(a)/ The incremental provision includes $330 million related to credit actions of combining the two loan portfolios, which was not included in the original estimate of one-time charges amounting to $1.45 billion and will be excluded from the cumulative amount of reported First Union/Wachovia one-time charges.

                                                                         WACHOVA
Purchase Accounting
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   Goodwill and Other Intangibles Created                                                                                  2001
                                                                                                                         --------
     by the First Union/Wachovia Merger                                                                                    Third
   (In millions)                                                                                                          Quarter
------------------------------------------------------------------------------------------------------------------------------------
Purchase price less former Wachovia ending tangible
     stockholders' equity as of September 1, 2001                                                                        $ 7,466
------------------------------------------------------------------------------------------------------------------------------------
Preliminary fair value purchase accounting adjustments/(a)/
     Financial assets                                                                                                        747
     Premises and equipment                                                                                                  146
     Employee benefit plans                                                                                                  276
     Financial liabilities                                                                                                   (13)
     Other                                                                                                                  (153)
------------------------------------------------------------------------------------------------------------------------------------
       Total fair value purchase accounting adjustments                                                                    1,003
------------------------------------------------------------------------------------------------------------------------------------
Preliminary exit cost purchase accounting adjustments/(b)/
     Personnel and employee termination benefits                                                                              43
     Occupancy and equipment                                                                                                   -
     Contract cancellations                                                                                                    -
     Other                                                                                                                    22
------------------------------------------------------------------------------------------------------------------------------------
       Total exit cost purchase accounting adjustments (One-time costs)                                                       65
------------------------------------------------------------------------------------------------------------------------------------
       Total purchase intangibles                                                                                          8,534
Preliminary deposit base intangible (net of income taxes)                                                                  1,465
------------------------------------------------------------------------------------------------------------------------------------
Preliminary goodwill                                                                                                     $ 7,069
------------------------------------------------------------------------------------------------------------------------------------

/(a)/ These adjustments represent preliminary fair value adjustments in compliance with business combination accounting standards and adjust assets and liabilities of the former Wachovia to their fair value as of September 1, 2001.
/(b)/ These adjustments represent incremental costs relating to combining the two organizations which are specifically related to the former Wachovia.

Key Points

 . Reported $1 billion in preliminary fair value purchase accounting adjustments in order to record former Wachovia's assets and liabilities at their respective fair values
 . In the quarter, recorded $65 million in exit cost charges, primarily personnel-related

Summary and Outlook                                                     WACHOVIA
--------------------------------------------------------------------------------

3Q01 - Progress in the face of economic and market uncertainty
--------------------------------------------------------------

 .    Core earnings remain solid

 .    Momentum in General Bank continues on strong execution

 .    Very strong expense control evident

 .    Reduced NPAs 4% with proactive portfolio management

 .    Reserve coverage much improved due to a net addition of $523 million to the allowance off of June 30 pro forma combined level

 .    Integration on track

4Q01 - Outlook
--------------

 .    Core cash operating earnings per share consistent with 2Q01- 3Q01 levels of approximately $.70 per share

 .    Charge-off guidance of 55-65 bps for the full year 2001 continues to be appropriate

 .    Continuing focus on customer service, expense control, and merger integration

                              Principal Investing
                                    Appendix

Principal Investing
Portfolio Diversification at 9/30/01                                    WACHOVIA
--------------------------------------------------------------------------------
($ in millions)






   Mezzanine                                            $  609               24%
                                                        ------              ---

   Direct Equity                                           998               40
   Funds                                                   901               36
                                                        ------              ---

     Total Equity                                        1,899               76
                                                        ------              ---
   Total Principal Investing                            $2,508              100%
                                                        ======              ===

Direct Investment
Portfolio Diversification at 9/30/01                                    WACHOVIA
--------------------------------------------------------------------------------

[CHART]

Tech & Telecom         24%

All Other Industries   76%

 .    Portfolio size                                 = $ 1.6 billion

 .    Average investment size                        = $12.6 million

 .    # of Investments                               = 127

 .    # of Investments with a carrying value

     greater than $50 million                       = 4

     greater than or equal to $30 - $ 50 million    = 6

 .    No single industry in the "All Other Industries" category accounts for more than 16% of the total direct portfolio

Funds
Portfolio Diversification at 9/30/01                                    WACHOVIA
--------------------------------------------------------------------------------

[CHART]

Tech & Telecom  26%

Diversified     74%

 .    Portfolio size          = $901.0 million

 .    Avg. fund commitment    = $ 11.2 million

 .    # of funds              = 224

 .    # of fund sponsors      = 167

 .    Typical fund invests in 10 - 15 companies

Direct Private Equity
Tech/Telecom Exposure at 9/30/01                                        WACHOVIA
--------------------------------------------------------------------------------
($ in millions)

Tech/telecom exposure
excluding any 2001 write-downs                =            $736

Cumulative tech/telecom write-downs
during 2001                                               =(517)/(1)(2)/
                                                           -----

Remaining tech/telecom balance                =             $219/(3)/
                                                           =====
Write-downs as a % of
pre-write-down exposure                       =               70%
                                                           =====

(1)  $319 million of which was recorded in Q3
(2) $104 million of these charges reflects reversals of prior accounting mark-ups
(3) Total direct investing tech/telecom balances (including publicly traded equities, mezzanine securities and legacy Wachovia investments) = $379 million

Composition of Losses Taken in the Principal
Investing Portfolio                                                     WACHOVIA
--------------------------------------------------------------------------------
($ in Millions)

                                                                                     Cumulative

                                                              Q3                        2001
                                                             ----                       ----
Direct Investments                                           $459 (1)                   $701 (2)
Funds                                                         140                        161
                                                             ----                       ----
   Total Gross Losses                                        $599 (3)                   $862 (4)

Direct Investments (99+00 Only)                              $365                       $612
                                                             ====                       ====

(99+00) as a % of Total
Direct Investment Write-downs                                 80%                        87%
                                                             ====                       ====

(1)  $17 million of these charges reflect reversals of prior accounting mark-ups
(2) $104 million of these charges reflect reversals of prior accounting mark-ups
(3)  Excludes $14 million of Q3 gains; net loss in Q3 = $585 million
(4) Excludes $175 million of reported gains thru 9/30/01; cumulative net losses for 2001 = $686 million

First Union Capital Partners
Direct Investing IRR (By Vintage Year)                                  WACHOVIA
--------------------------------------------------------------------------------
[CHART]

(Thru 9/30/01)

                                                                     Inception
                                                                       Thru
1989         91          93        95         97           99        9/30/01
----  ----  ----  ----  ---- ---- ----  ---- ---- ---- -----------    ----
 46%   10%   37%   27%   28%  31%  39%   63%  77%  43% Negative (1)    30%



                             Portfolio Vintage Year

(1) Actual IRR to be determined over the next several years

Cautionary Statement                                                    WACHOVIA
--------------------------------------------------------------------------------

     The foregoing supplemental materials may contain, among other things, certain forward-looking statements with respect to Wachovia Corporation ("Wachovia"), as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements relating to certain of Wachovia's goals and expectations with respect to earnings, earnings per share, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets" "probably", "potentially", "projects" or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia's control). The following factors, among others, could cause Wachovia's financial performance to differ materially from the goals, plans, objectives, intentions, and expectations expressed in such forward-looking statements: (1) the risk that the businesses of former First Union Corporation and former Wachovia Corporation in connection with their merger (the "Merger") will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia's loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) inflation, interest rate, market and monetary fluctuations; (8) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia's capital markets and capital management activities, including, without limitation, its mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities; (9) adverse changes in the financial performance and/or condition of Wachovia's borrowers which could impact the repayment of such borrowers' outstanding loans; and (10) the impact on Wachovia's businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the reports filed by Wachovia with the Securities and Exchange Commission, including the Current Report on Form 8-K dated October 23, 2001.

     Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.